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                                                                      Exhibit 24

                                POWER OF ATTORNEY


     We, the undersigned officers and trustees of NSTAR (the "Trust"), hereby severally constitute Thomas J. May, Russell D. Wright, Douglas S. Horan, Michael
P. Sullivan, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the registration statement on Form S-8 of the Boston Edison Company 1997 Stock Incentive Plan, Boston Edison Savings Plan, Boston Edison Negotiated Savings Plan for Office, Technical, & Professional Employees, Boston Edison, and the Negotiated Savings Plan for Production and Maintenance Employees and generally to do all such things in our names and on our behalf in the capacities indicated below to enable NSTAR to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to all amendments to said registration statement.

     Witness our hands and common seal on the respective dates set forth below.

/s/ Thomas J. May         Chairman of the Board,               August 18, 1999
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THOMAS J. MAY             Chief Executive Officer, Treasurer
                          and Trustee


/s/ Russell D. Wright     President, Chief Operating Officer,  August 18, 1999
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RUSSELL D. WRIGHT         Clerk, and Trustee